Exhibit 5.1

Troutman Pepper Locke LLP Bank of America Plaza, 600 Peachtree Street NE, Suite 3000 Atlanta, GA 30308

troutman.com

October 20, 2026

Georgia Banking Company, Inc.

1776 Peachtree Street NW, Suite 300

Atlanta, GA 30309

Re:     Georgia Banking Company, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Georgia Banking Company, Inc., a Georgia corporation (the “Company”), in connection with the preparation and filing by the Company of the Registration Statement on Form S-1, as amended through the date hereof (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale from time to time, in each case, by the selling shareholders named in the Registration Statement (the “Selling Shareholders”) of up to 7,074,016 shares (the “Shares”) of the Company’s voting common stock, par value $0.01 per share (the “Common Stock”), consisting of: (i) 6,066,490 shares of Common Stock issued and outstanding as of the date hereof; (ii) 331,341 shares of Common Stock issuable upon the automatic conversion, upon transfer, of issued and outstanding shares of the Company’s non-voting common stock, par value $0.01 per share (the “Non-Voting Common Stock” and, together with the Common Stock, the “Outstanding Shares”); (iii) 146,463 shares of Common Stock (the “Option Shares”) issuable upon the exercise of outstanding stock options (the “Options”) under the respective stock option award or grant agreements (collectively, the “Option Documents”); (iv) 379,244 shares of Common Stock (the “Common Stock Warrant Shares”) issuable upon the exercise of outstanding warrants to purchase Common Stock (the “Common Stock Warrants”); and (v) 150,478 shares of Common Stock (the “Non-Voting Warrant Shares” and, together with the Common Stock Warrant Shares, the “Warrant Shares” and, together with the Option Shares, the “Exercise Shares”) issuable upon the exercise, and automatic conversion upon transfer, of outstanding warrants to purchase Non-Voting Common Stock (the “Non-Voting Warrants” and, together with the Common Stock Warrants, the “Warrants”) under the respective Warrants (collectively, the “Warrant Documents” and, together with the Option Documents, the “Governing Instruments”). The Shares may be sold by the Selling Shareholders as described in the prospectus forming a part of the Registration Statement (the “Prospectus”).

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.

We have reviewed the corporate proceedings taken by the Company in connection with the authorization and issuance of the Shares and the registration of their offer and sale, the Registration Statement and the Prospectus. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith, including, but not limited to, the Company’s Articles of Incorporation, as amended, the Company’s Amended and Restated Bylaws, the Governing Instruments, and the resolutions of the Board of Directors. We have also made such investigations of law as we have deemed necessary or appropriate as a basis for such opinion. As to all matters of fact (including, without limitation, factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied entirely upon certificates of officers of the Company and certificates of public officials, and have assumed, without independent inquiry, the accuracy of those certificates.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents, except we make no such assumption as to the Company.

We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded, (ii) a prospectus supplement, if necessary, will have been prepared and filed with the Commission describing any Shares offered thereby, (iii) all Shares will be sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable prospectus supplement, (iv) the Company has complied with all applicable notice requirements regarding uncertificated shares provided in the Georgia Business Corporation Code (the “GBCC”), (v) each Option and Warrant will be, at the discretion of the respective Selling Shareholder, properly exercised by the holder thereof in accordance with the terms of the applicable Governing Instruments, (vi) the Governing Instruments have not been, and will not be, amended or modified in any manner that affects the opinions expressed herein and (vii) at the time of issuance of any Exercise Shares, and of any conversion of Non-Voting Common Stock into Common Stock, the Company will have a sufficient number of authorized and unissued shares of Non-Voting Common Stock and Common Stock, as applicable, for such issuance or conversion.

Georgia Banking Company, Inc. Page 2 October 20, 2026

Our opinion is expressed only with respect to the GBCC. We are not opining as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Georgia, any other laws, or as to matters of municipal law or the laws of any local agencies within any states (including “blue sky” or other state securities laws).

Based upon the foregoing, and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable (and any shares of Common Stock issued upon the automatic conversion of Non-Voting Common Stock included in the Shares, when issued upon such conversion in accordance with the Company’s Articles of Incorporation, as amended, will be validly issued, fully paid and non-assessable), and (ii) the Exercise Shares have been duly authorized and, when issued and delivered upon the due and proper exercise of the applicable Options or Warrants and against receipt by the Company of the applicable exercise price or other required consideration, in each case in accordance with the terms of the applicable Governing Instruments (and, in the case of any Common Stock issuable upon conversion of Non-Voting Common Stock underlying the Warrant Shares, upon such conversion in accordance with the Company’s Articles of Incorporation, as amended), will be validly issued, fully paid and non-assessable.

This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Without limiting the foregoing, we express no opinion as to the Options or the Warrants themselves, the enforceability of the Governing Instruments, or the offer or sale of the Non-Voting Common Stock, the Options or the Warrants, none of which are being registered pursuant to the Registration Statement.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts or circumstances that may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any amendments thereto and to the reference of our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Sincerely,

/s/ Troutman Pepper Locke LLP
Troutman Pepper Locke LLP